Exhibit 10.4

FIRST AMENDMENT
TO
EMPLOYMENT
AGREEMENT

THIS FIRST AMENDMENT (this “First Amendment”) is made and entered into by and between DYADIC INTERNATIONAL, INC., a Delaware corporation (the “Company”) and MARK A. EMALFARB (the “Executive”) as of the 16th day of March, 2006.

RECITALS:

A. The Company and the Executive are parties to that certain Employment Agreement dated April 1, 2001 (the “Employment Agreement”), which Employment Agreement was assumed by the Company on October 29, 2004 incident to a merger between the Company and Dyadic International (USA), Inc., a Florida corporation. Each capitalized term used but not expressly defined in this First Amendment shall have the meaning assigned that defined term in the Employment Agreement.

B. The Company and the Executive wish to extend the Employment Period, which would otherwise expire on March 30, 2006, for and additional one (1) year, and to provide for the automatic renewal of the Employment Period for additional one (1) year terms unless either the Company or the Executive, in its or his discretion, elect not to extend the term of the Employment Period.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Company and the Executive hereby amend the Employment Agreement as follows:

1. Extension of Employment Period and Automatic Renewals. Section 1 of the Employment Agreement, entitled “Employment Period,” is hereby amended to read as follows:

“1. Employment Period. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement for the period (the “Employment Period”) commencing April 1, 2001 (the “Commencement Date”) and ending March 30, 2007 (the “Initial Term”), which Employment Period shall be automatically extended for successive calendar years thereafter (each an “Extension Term”) unless either party provides the other party with advance written notice of its or his intention not to extend not less than sixty (60) days prior to the expiration of the Initial Term or any Extension Term, as the case may be.”

2. Effect of Amendment. Except as expressly amended by the provisions of this First Amendment, all of the terms and provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this First Amendment as of the day and year first above written.

THE COMPANY:      THE EXECUTIVE:

DYADIC INTERNATIONAL, INC., a
Delaware corporation

By:_/s/ Wayne Moor      By: /s/ Mark A, Emalfarb
Wayne Moor,                          Mark A. Emalfarb
Chief Financial Officer